Exhibit 2.5

AMENDED AND RESTATED BYLAWS

OF

GREENE CONCEPTS, INC.

(AS ADOPTED BY THE BOARD OF DIRECTORS ON OCTOBER 1, 2019)

ARTICLE I. SHAREHOLDERS’ MEETING

Section 1. - Annual Meeting

The annual meeting of the shareholders shall be held within twelve months after the close of the fiscal year of the Corporation, for the purpose of electing directors, and transacting such other business as may properly come before the meeting.

Section 2 — Special Meetings:

Special meetings of the shareholders may be called at any time by the Board of Directors or by the President or the Secretary whenever either of them deems it necessary or advisable. A special meeting of the shareholders shall be called by the President at the written request of the holders of fifty percent (50%) of the shares then outstanding and entitled to vote thereat, or as otherwise required under the provisions of the Business Corporation Law.

Section 3 — Place of Meetings:

All meetings of shareholders shall be held at the principal office of the Corporation, or at such other places within or without the State of New York as shall be designated in the notices or waivers of notice of such meetings.

Section 4 — Notice of Meetings:

a)	Written notice of each meeting of shareholders, whether annual or special, stating the time when and place where it is to be held, shall be served either personally or by mail, not less than ten nor more than sixty days before the meeting, upon each shareholder of record entitled to vote at such meeting, and to any other shareholder to whom the giving of notice may be required by law. Notice of a special meeting shall also state the purpose or purposes for which the meeting is called, and shall indicate that it is being issued by, or at the direction of, the person or persons calling the meeting, If, at any meeting, action is proposed to be taken that would, if taken, entitle shareholders to receive payment for their shares pursuant to the Business Corporation Law, the notice of such meeting shall include a statement of that purpose and to that effect, If mailed, such notice shall he directed to each such shareholder at his address, as it appears on the records of the shareholders of the Corporation, unless he shall have previously filed with the Secretary of the Corporation a written request that notices intended for him be mailed to some other address, in which case, it shall be mailed to the address designated in such request.

b)	Notice of any meeting need not be given to any person who may become a shareholder of record after the mailing of such notice and prior to the meeting, or to any shareholder who attends such meeting, in person or by proxy, or to any shareholder who, in person or by proxy, submits a signed waiver of notice either before or after such meeting. Notice of any adjourned meeting of shareholders need not be given, unless otherwise required by statute.

Section 5 – Quorum:

a)	Except as otherwise provided herein, or by statute, or in the Amended and Restated Certificate of Incorporation (such Certificate and any amendments thereof being hereinafter collectively referred to as the “Certificate of Incorporation”) at all meetings of shareholders of the Corporation, the presence at the commencement of such meetings in person or by proxy of shareholders holding of record a majority of the total number of shares of the Corporation then issued and outstanding and entitled to vote, shall be necessary and sufficient to constitute a quorum for the transaction of any business. The withdrawal of any shareholder after the commencement of a meeting shall have no effect on the existence of a quorum, after a quorum has been established at such meeting.

b)	Despite the absence of a quorum at any annual or special meeting of shareholders, the shareholders, by a majority of the votes cast by the holders of shares entitled to vote thereon, may adjourn the meeting. At any such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called if a quorum had been present.

Section 6 - Items of Business:

No business shall be transacted at any annual meeting of shareholders, except business as may be: (i) specified in the notice of meeting (including shareholder proposals included in the Corporation’s proxy materials under Rule 14a-8 of Regulation 14A under the Securities Exchange Act of 1934), (ii) otherwise brought before the meeting by or at the direction of the Board of Directors, or (iii) a proper subject for the meeting which is timely submitted by a shareholder of the Corporation entitled to vote at such meeting who complies fully with the notice requirements set forth below.

For business to be properly submitted by a shareholder before any annual meeting under subparagraph (iii) above, a shareholder must give timely notice in writing of such business to the Secretary of the Corporation. To be considered timely, a shareholder’s notice must be received by the Secretary at the principal executive offices of the Corporation not less than 120 calendar days nor more than 150 calendar days before the anniversary date of the Corporation’s proxy statement released to shareholders in connection with the prior year’s annual meeting.

However, if no annual meeting was held in the previous year, or if the date of the applicable annual meeting has been changed by more than 30 days from the anniversary date of the prior year’s annual meeting, a shareholder’s notice must be received by the Secretary not later than the 10th calendar day following the date on which the Corporation publicly announces the date of the applicable annual meeting.

A shareholder’s notice to the Secretary to submit business to an annual meeting of shareholders shall set forth: (i) the name and address of the shareholder, (ii) the number of shares of stock held of record and beneficially by such shareholder, (iii) the name in which all such shares of stock are registered on the stock transfer books of the Corporation, (iv) a representation that the shareholder intends to appear at the meeting in person or by proxy to submit the business specified in such notice, (v) a brief description of the business desired to be submitted to the annual meeting, including the complete text of any resolutions intended to be presented at the annual meeting, and the reasons for conducting such business at the annual meeting, (vi) any personal or other material interest of the shareholder in the business to be submitted, and (vii) all other information relating to the proposed business which may be required to be disclosed under applicable law. In addition, a shareholder seeking to submit such business at the meeting shall promptly provide any other information reasonably requested by the Corporation.

The chairman of the meeting shall determine all matters relating to the efficient conduct of the meeting, including, but not limited to, the items of business, as well as the maintenance of order and decorum. The chairman shall, if the facts warrant, determine and declare that any putative business was not properly brought before the meeting in accordance with the procedures prescribed by this Section 6, in which case such business shall not be transacted.

Notwithstanding the foregoing provisions of this Section 6, a shareholder who seeks to have any proposal included in the Corporation’s proxy materials shall comply with the requirements of Rule 14a-8 under Regulation 14A of the Securities Exchange Act of 1934, as amended.

Section 7 — Voting:

a)	Except as otherwise provided by statute or by the Certificate of Incorporation any corporate action, other than the election of directors to be taken by vote of the shareholders, shall be authorized by a majority of votes cast at a meeting of shareholders by the holders of shares entitled to vote thereon, while directors shall be elected by a plurality of the votes cast

b)	Except as otherwise provided by statute or by the Certificate of Incorporation at each meeting of shareholders, each holder of record of stock of the Corporation entitled to vote thereat, shall be entitled to one vote for each share of stock registered in his name on the books of the Corporation,

c)	Each shareholder entitled to vote or to express consent or dissent without a meeting, may do so by proxy; provided, however, that the instrument authorizing such proxy to act shall have been executed in writing by the shareholder himself, or by his attorney-in-fact thereunto duly authorized in writing. No proxy shall be valid after the expiration of eleven months from the date of its execution, unless the persons executing it shall have specified therein the length of time it is to continue in force. Such instrument shall be exhibited to the Secretary at the meeting and shall be filed with the records of the Corporation.

d)	Whenever shareholders are required or permitted to take any action by vote, such action may be taken without a meeting on written consent, setting forth the action so taken, signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

ARTICLE II. DIRECTORS

Section 1. - Number.

The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, who may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law, the Articles of Incorporation, a stockholders’ agreement or these Bylaws directed or required to be exercised or done by the stockholders.

Section 2. - Qualification; Election; Term.

None of the directors need be a stockholder of the Corporation or a resident of the State of New York. The directors shall be elected by plurality vote at the annual meeting of the stockholders, except as hereinafter provided, and each director elected shall hold office until his successor shall be elected and qualified.

Section 3. - Number.

The initial number of directors of the Corporation shall be one (1). Thereafter, the number of directors of the Corporation shall be fixed as the Board of Directors may from time to time designate. No decrease in the number of directors shall have the effect of shortening the term of any incumbent director.

Section 5. - Directors’ Meetings.

Regular meetings of the Board of Directors shall be held immediately following the annual meetings of the shareholders, and at such other times as the Board of Directors may determine. Meetings of the Board of Directors may be called by the President, the Secretary, or Assistant Secretary at any time and must be called by the President or the Secretary upon the written request of at least a majority of the Directors. Unless otherwise provided herein, the Chairman of the Board of Directors of the Corporation shall act as chairman at any meeting of the Board of Directors. In the absence of the Chairman of the Board, the Chief Executive Officer shall act as chairman at any meeting of the Board of Directors. In the absence of the Chairman of the Board of Directors and the Chief Executive Officer, the most senior Director as determined by their number of years of service as a member of the Board of Directors shall act as chairman at any meeting of the Board of Directors. Directors may attend and vote at meetings either in person or by participating by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other.

Section 6. — Notice of Meetings.

Notice of meetings of the Board of Directors, other than the one scheduled to be held immediately following the annual meetings of the shareholders, shall be served either personally, by mail addressed to each Director at his last known address, or by e-mail no less than five days prior to the date of such meeting. Notice of any meeting may be waived by any Director by written waiver or by personal attendance thereat without protest of lack of notice to him.

Section 7 - Quorum.

At any meeting of the Board of Directors, except as otherwise provided by the Certificate of Incorporation, or by these Bylaws, a majority of the Board of Directors shall constitute a quorum. However, a lesser number when not constituting a quorum may adjourn the meeting from time to time until a quorum shall be present or represented.

Section 8 — Voting.

Except as otherwise provided by statute, or by the Certificate of Incorporation, or by these Bylaws, the affirmative vote of a majority of the Directors present at any meeting of the Board of Directors at which a quorum is present shall be necessary for the transaction of any item of business thereat. Any resolution in writing, signed by all of the directors entitled to vote thereon, shall be and constitute action by such directors to the effect therein expressed, with the same force and effect as if the same had been duly passed by unanimous vote at a duly called meeting of directors and such resolution so signed shall be inserted in the Minute Book of the Corporation under its proper date.

Section 9 - Vacancies.

Any vacancy occurring in the Board of Directors by death, resignation, removal or otherwise may be filled by an affirmative vote of at least a majority of the remaining directors though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. A directorship to be filled by reason of an increase in the number of directors may be filled by the Board of Directors for a term of office only until the next election of one or more directors by the stockholders.

Section 10. — Removal of Directors.

Any director may be removed either for or without cause at any special meeting of stockholders by the affirmative vote of at least a majority of the voting power of the issued and outstanding stock entitled to vote; provided, however, that notice of intention to act upon such matter shall have been given in the notice calling such meeting.

Section 11. - Resignation.

Any director may resign at any time by delivering his or her notice in writing to the Secretary, such resignation to specify whether it will be effective at a particular time, upon receipt by the Secretary or at the pleasure of the Board of Directors. If no such specification is made, it shall be deemed effective at the pleasure of the Board of Directors.

Section 12. - Salary.

The Board of Directors, by resolution, may set the compensation of Directors for their service as such, including, without limitation, a fixed sum and expenses of attendance, if any, for attendance at each regular or special meeting of the Board or any committee thereof; provided, however, that nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation there for.

Section 13. - Contracts.

a)	No contract or other transaction between this Corporation and any other Corporation shall be impaired, affected or invalidated, nor shall any director be liable in any way by reason of the fact that any one or more of the directors of this Corporation is or are interested in, or is a director or officer, or are directors or officers of such other Corporation, provided that such facts are disclosed or made known to the Board of Directors.

b)	Any director, personally and individually, may be interested in any contract or transaction of this Corporation, and no director shall be liable in any way by reason of such interest, provided that the fact of such interest he disclosed or made known to the Board of Directors, and provided that the Board of Directors shall authorize, approve or ratify such contract or transaction by the vote (not counting the vote of any such director) of a majority of a quorum, notwithstanding the presence of any such director at the meeting at which such action is taken. Such director or directors may be counted in determining the presence of a quorum at such meeting. This Section shall not be construed to impair or invalidate or in any way affect any contract or other transaction which would otherwise be valid under the law (common, statutory or otherwise) applicable thereto.

Section 14. – Committees.

The Board may, by resolution adopted by a majority of the Board, designate members of the Board to constitute other committees, which shall have, and may exercise, such powers as the Board may by resolution delegate to them, and shall in each case consist of such number of directors as the Board may determine; provided, however, that each such committee shall have at least three directors as members thereof. Such a committee may either be constituted for a specified term or may be constituted as a standing committee which does not require annual or periodic reconstitution. A majority of all the members of any such committee may determine its action and its quorum requirements and may fix the time and place of its meetings, unless the Board shall otherwise provide. Notice of meetings shall be served either personally, by mail addressed to each member at his last known address, or by e-mail no less than five days prior to the date of such meeting. Notice of any meeting may be waived by any Director by written waiver or by personal attendance thereat without protest of lack of notice to him.

Participating in a meeting by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other shall constitute presence at a meeting of such other committees.

ARTICLE III. OFFICERS

Section 1 — Number of Officers.

a)	The officers of the Corporation shall consist of a President, a Secretary, a Treasurer, and such other officers as the Board of Directors may from time to time deem advisable. Any officer other than the Chairman of the Board of Directors may be, but is not required to be, a director of the Corporation. Any officer may hold more than one office, except the same person may not hold the office of President and Secretary.

Section 2. - Election of Officers.

Unless otherwise provided in the Certificate of Incorporation, all officers shall be elected or appointed by the Board of Directors and shall hold office for such time as may be prescribed by the Board.

Section 3. - Removal of Officers.

Any officer elected by the Board of Directors may be removed, with or without cause, and a successor elected, by vote of the Board of Directors, at a duly convened meeting of the Board of Directors.

Section 4. - President.

The President shall be the chief executive officer of the Corporation and shall have general charge of the business, affairs and property thereof, subject to direction of the Board of Directors, and shall have general supervision over its officers and agents. He shall, if present, preside at all meetings of the Board of Directors in the absence of a Chairman of the Board and at all meetings of shareholders. He may do and perform all acts incident to the office of President.

Section 5. — Secretary.

The Secretary shall:

a)	Keep the minutes of the meetings of the Board of Directors and of the shareholders in appropriate books.

b)	Give and serve all notice of all meetings of the Corporation.

c)	Be custodian of the records and of the seal of the Corporation and affix the latter to such instruments or documents as may be authorized by the Board of Directors.

d)	Keep the shareholder records in such a manner as to show at any time the amount of shares, the manner and the time the same was paid for, the names of the owners thereof alphabetically arranged and their respective places of residence, or their Post Office addresses, the number of shares owned by each of them and the time at which each person became owner, and keep such shareholder records available daily during the usual business hours at the office of the Corporation subject to the inspection of any person duly authorized, as prescribed by law.

e)	Do and perform all other duties incident to the office of Secretary.

Section 6. - Treasurer.

The Treasurer shall be the chief financial officer of the Corporation and shall:

a)	Have the care and custody of and be responsible for all of the funds and securities of the Corporation and deposit of such funds in the name and to the credit of the Corporation in such a bank and safe deposit vaults as the Directors may designate.

b)	Exhibit at all reasonable times his books and accounts to any Director or shareholder of the Corporation upon application at the office of the Corporation during business hours.

c)	Render a statement of the condition of the finances of the Corporation at each stated meeting of the Board of Directors if called upon to do so, and a full report at the annual meeting of shareholders. He shall keep at the office of the Corporation correct books of account of all of its business and transactions and such books of account as the Board of Directors may require. He shall do and perform all other duties incident to the office of Treasurer.

Section 7. - Duties of Officers May Be Delegated.

In the case of the absence of any officer of the Corporation, or for any reason the Board may deem sufficient, the Board may, except as otherwise provided in these Bylaws, delegate the powers or duties of such officers to any other officer or any Director for the time being, provided a majority of the entire Board concur therein.

Section 8. – Vacancies - How Filled.

Should any vacancy in any office occur by death, resignation or otherwise, the same may be filled by the Board of Directors in their discretion at its next or subsequent meeting, except as other-wise provided in the Certificate of Incorporation.

Section 9. - Compensation of Officers.

The officers shall receive such salary or compensation as may be fixed and determined by the Board of Directors, except as otherwise provided in the certificate of Incorporation.

ARTICLE IV. CERTIFICATES REPRESENTING SHARES

Section 1. - Issue of Certificates Representing Shares.

The shares of the Corporation shall be represented by certificates or shall be uncertificated shares. Certificates shall be signed by the Chairman or a vice-chairman of the Board, or the President and the Secretary or an assistant secretary or the Treasurer or an assistant treasurer of the Corporation, and may be sealed with the seal of the corporation or a facsimile thereof. The signatures of the officers upon a certificate may be facsimiles if:  (1) the certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation itself or its employee, or (2) the shares are listed on a registered national securities exchange. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of issue.

Section 2. - Lost or Destroyed Certificates.

The holder of any certificate representing shares of the Corporation shall immediately notify the Corporation of any loss or destruction of the certificate representing the same. The Corporation may issue a new certificate in the place of any certificate theretofore issued by it, alleged to have been lost or destroyed. On production of such evidence of loss or destruction as the Board of Directors in its discretion may require, the Board of Directors may, in its discretion, require the owner of the lost or destroyed certificate, or his legal representatives, to give the Corporation a bond in such sum as the Board may direct, and with such surety or sureties as may be satisfactory to the Board, to indemnify the Corporation against any claims, loss, liability or damage it may suffer on account of the issuance of the new certificate. A new certificate may be issued without requiring any such evidence or bond when, in the judgment of the Board of Directors, it is proper so to do.

Section 3. - Transfers of Shares.

a)	Transfers of shares of the Corporation shall be made on the shares records of the Corporation only by the holder of record thereof, in person or by his duly authorized attorney, upon surrender for cancellation of the certificate or certificates representing such shares, with an assignment or power of transfer endorsed thereon or delivered therewith, duly executed, with such proof of the authenticity of the signature and of authority to transfer and of payment of transfer taxes as the Corporation or its agents may require.

b)	The Corporation shall be entitled to treat the holder of record of any share or shares as the absolute owner thereof for all purposes and, accordingly, shall not be bound to recognize any legal, equitable or other claim to, or interest in, such share or shares on the part of any other person, whether or not it shall have express or other notice thereof; except as otherwise expressly provided by law.

ARTICLE V. SEAL

The corporate seal of the Corporation shall have inscribed thereon the name of the Corporation, the year of its organization, and the words “Corporate Seal, New York”. One or more duplicate dies for impressing seal may be kept and used.

ARTICLE VI. DIVIDENDS OR OTHER DISTRIBUTIONS

The Corporation, by vote of the Board of Directors, may declare and pay dividends or make other distributions in cash or its bonds or its property on its outstanding shares to the extent as provided and permitted by law, unless contrary to any restriction contained in the Certificate of Incorporation.

ARTICLE VII. NEGOTIABLE INSTRUMENTS

All checks, notes or other negotiable instruments shall be signed on behalf of this Corporation by such of the officers, agents and employees as the Board of Directors may from time to time designate, except as otherwise provided in the certificate of Incorporation.

ARTICLE VIII. FISCAL YEAR

The fiscal year of the Corporation is the calendar year. The Board of Directors, by resolution, shall have the power to fix and from time to time change the fiscal year of the Corporation.

ARTICLE IX. AMENDMENTS

Section 1. - By Shareholders.

All bylaws of the Corporation shall be subject to alteration or repeal, and new bylaws may be made, by a majority vote of the shareholders at the time entitled to vote in the election of directors.

Section 2. - By Directors

The Board of Directors shall have power to make, adopt, alter, amend and repeal, from time to time, bylaws of the Corporation; provided, however, that the shareholders entitled to vote with respect thereto as in this Article IX above-provided may alter, amend or repeal bylaws made by the Board of Directors, except that the Board of Directors shall have no power to change the quorum for meetings of shareholders or of the Board of Directors, or to change any provisions of the bylaws with respect to the removal of directors or the filling of vacancies in the Board resulting from the removal by the shareholders. If any bylaw regulating an impending election of directors is adopted, amended or repealed by the Board of Directors, there shall be set forth in the notice of the next meeting of shareholders for the election of directors, the bylaw so adopted, amended or repealed, together with a concise statement of the changes made.

ARTICLE X. INDEMNIFICATION

The Corporation shall, to the fullest extent permitted by applicable law as in effect at any time, indemnify any person made, or threatened to be made, a party to an action or proceeding whether civil or criminal (including an action or proceeding by or in the right of the Corporation) by reason of the fact that such person is or was (i) an officer or director of the Corporation or (ii) an officer or director of the Corporation who is asked to serve in any capacity at the request of the Corporation in any corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against, in each case, judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys’ fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein. Such indemnification shall be a contract right that vests upon the occurrence or alleged occurrence of any act or omission to act that forms the basis for or is related to the claim for which indemnification is sought and shall include the right to be paid advances of any expenses incurred by such person in connection with such action, suit or proceeding, and the right to be indemnified for expenses incurred by such person in connection with successfully establishing a right to indemnification, in each case consistent with the provisions of applicable law in effect at any time. Indemnification shall be deemed to be ‘permitted’ within the meaning of the first sentence hereof if it is not expressly prohibited by applicable law as in effect at the time. The indemnification rights hereunder shall continue as to any such person who has ceased to be an officer or director of the Corporation and shall inure to the benefit of the heirs, executors and administrators of any such person. If the right of indemnification provided for in this Article X is amended or repealed, such amendment or repeal will not limit the indemnification provided for herein with respect to any acts or omissions to act occurring prior to any such amendment or repeal.

The undersigned hereby certify that the Board of Directors has adopted the foregoing bylaws, as amended, in accordance with the requirements of the Business Corporation Law.

/s/ Karen Howard

Karen Howard, Chairman and
Chief Executive Officer

/s/ Lenny Greene

Lenny Greene, Secretary